Consent of Independent Certified Public Accountant

     I consent to the use in this Registration Statement on Form SB-2 of my report dated August 9, 2001, relating to the financial statements of Acquirestuff.com, Inc., and to the reference to my firm under the caption "Experts" in the Prospectus.


                                 /s/ Quintanilla
                                 A Professional Accountancy Corporation
                                 Laguna Niguel, California

                                 December 11, 2001